Earnings Supplement Q1 2023

2 23, 159, 221 149, 201, 61 20, 83, 150 3, 102, 170 146, 192, 219 166, 166, 166 Q1 2023 Financial Highlights Q1 2023 (1) See reconciliation of GAAP to non-GAAP financial measures on page 6 (2) Defined as Adj. EBITDA, minus CAPEX, +/- change in contract assets Q1 2022 Revenue $38.4 million $50.1 million Adj. EBITDA1 $21.2 million $33.8 million Adj. Operating Cash Flows2 $30.4 million $39.1 million Total Certs 32,408 43,944

3 23, 159, 221 149, 201, 61 20, 83, 150 3, 102, 170 146, 192, 219 166, 166, 166 Contract Asset and Profit Share Revenue Estimates Changes in Contract Asset and Profit Share Revenue Estimates attributable to Realized Portfolio Performance versus Prospective Changes in Assumptions Prospective Changes in Assumptions Realized Portfolio Performance ($ in millions) $7.5 $6.5 $2.6 $2.6 $1.7 $0.7 $5.1 $11.8 $(12.8) $4.0 $7.8 $10.5 $9.4 $3.0 $6.3 $2.6 $(1.1) $3.8 $1.1 $4.0 $(3.0) $(3.0) $(0.3) $(3.6) $(0.9) $(11.7) $(3.1) Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 -$15.0 -$10.0 -$5.0 $0.0 $5.0 $10.0 $15.0

4 23, 159, 221 149, 201, 61 20, 83, 150 3, 102, 170 146, 192, 219 166, 166, 166 Q1 2023 Key Performance Indicators Three Months Ended March 31, 2023 2022 Certs Credit Unions & Bank Certified Loans (Certs) 26,362 38,520 OEM Certs 6,046 5,424 Total Certs 32,408 43,944 Unit Economics Avg. Profit Share Revenue per Cert (1) $ 552 $ 584 Avg. Program Fee Revenue per Cert $ 534 $ 449 Originations Facilitated Loan Origination Volume ($ in 000s) $ 951,893 $ 1,182,567 Average Loan Size 29,372 26,911 Channel Overview New Vehicle Certs as a % of Total 14.7% 5.6 % Used Vehicle Certs as a % of Total 85.3% 94.4 % Indirect Certs as a % of Total 72.0% 45.8 % Direct Certs as a % of Total 20.1% 14.4 % Refinance Certs as a % of Total 7.9% 39.8% (1) Represents average profit share revenue per certified loan originated in the period excluding the impact of profit share revenue recognized in the period associated with historical vintages. The profit share revenue impact related to change in estimates of historical vintages was $0.7 million and $2.6 million, for the three months ended March 31, 2023 and 2022, respectively.

5 23, 159, 221 149, 201, 61 20, 83, 150 3, 102, 170 146, 192, 219 166, 166, 166 Q1 2023 Financial Update ($ in '000s) Three Months Ended March 31, 2023 2022 Revenue Profit share $ 18,602 $ 28,310 Program fees 17,301 19,726 Claims administration and other service fees 2,458 2,032 Total revenue 38,361 50,068 Cost of services 5,431 4,788 Gross profit 32,930 45,280 Operating expenses General and administrative 10,195 7,482 Selling and marketing 4,409 3,733 Research and development 1,230 1,823 Total operating expenses 15,834 13,038 Operating income 17,096 32,242 Interest expense (2,387) (803) Interest income 2,064 25 Income before income taxes 16,773 31,464 Income tax expense 4,235 8,310 Net income $ 12,538 $ 23,154

6 23, 159, 221 149, 201, 61 20, 83, 150 3, 102, 170 146, 192, 219 166, 166, 166 Reconciliation of GAAP to Non-GAAP Financial Measures Adjusted EBITDA ($ in 000's) Three Months Ended March 31, 2023 2022 Net income $ 12,538 $ 23,154 Non-GAAP adjustments: Interest expense 2,387 803 Income tax expense 4,235 8,310 Depreciation and amortization of property and equipment 244 221 Share-based compensation 1,844 1,281 Total adjustments 8,710 10,615 Adjusted EBITDA $ 21,248 $ 33,769 Total revenue $ 38,361 $ 50,068 Adjusted EBITDA margin 55% 67 % Adjusted operating cash flows Adjusted EBITDA $ 21,248 $ 33,769 CAPEX (335) (186) Decrease (increase) in contract assets, net 9,488 5,504 Adjusted operating cash flows $ 30,401 $ 39,087

7 23, 159, 221 149, 201, 61 20, 83, 150 3, 102, 170 146, 192, 219 166, 166, 166 Total Current Share Count Shares In thousands Total Shares Outstanding May 9, 2023 120,654 Treasury Shares 7,544 Total Shares Issued 128,198